EXHIBIT 4.2

       Form of Stock Option Agreement to be entered into with respect to
                             Incentive Stock Options
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                    NORWOOD FINANCIAL CORP. STOCK OPTION PLAN
                        INCENTIVE STOCK OPTION AGREEMENT


         Incentive Stock Option Agreement made this _____ day of _______, 199__ between Norwood Financial Corp. (Norwood) and ________(Employee).

         WHEREAS, Wayne desires to afford the Employee an Opportunity to purchase shares of common stock of Wayne (Common Stock) as hereinafter provided, in accordance with the provisions of the Norwood Financial Corp. Stock Option Plan (Plan), a copy of which is attached.

         NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto, intending to legally bound hereunder, agree as follows:

         1. Grant of Option. Wayne hereby grants to the employee the right and option (Option) to purchase all or any part of an aggregate of shares of ______ Common Stock. The Option is in all respects limited and conditioned, as hereinafter provided, and is subject in all respects to the Plan's terms and conditions, which are incorporated herein by reference and are made a part hereof.

         2. Purchase Price. The purchase price of the share of Common Stock covered by the Option shall be $ . The date of this Option Agreement is the date of grant of the Option and it is the determination of the Committee that on this date the fair market value of said Common Stock was not greater than the Option price above stated.

         3. Term. This Option shall expire on _________, which date is not less than one nor more than (i) ten years from the date of grant if the Employee does not own more than 1O% of the combined voting power of all the shares of stock of Wayne or any subsidiary on the date of grant, or (ii) five years from the date of grant if the Employee owns more than 10% of the combined voting power of all the shares of stock of Wayne or any subsidiary on the date of grant.

         4. Exercise of Option. This Option may not be exercised earlier than one year from the date of grant. Thereafter this Option may be exercised in whole or in part, subject to the provisions of Paragraph 3.

         5. Methods of Exercising Option. Subject to the terms and conditions of this Option Agreement, the Option may be exercised by written notice to Wayne, at its principal office, which is located at 717 Main Street, Honesdale, Pennsylvania 18431. Such notice shall state the election to exercise the Option and the number of shares with respect to which it is being exercised; shall be signed by the person or persons exercising the Option; and shall be accompanied by the payment of the full purchase price of such shares. The purchase price shall be paid in cash or its equivalent, or, in whole or in part through the transfer of shares of


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Common Stock  previously  acquired by Employee,  provided that if such shares of
Common Stock were acquired through the exercise of an incentive stock option, such shares were held by the Employee for a period not less than the holding period described in section 422A(a)(1) of the Code and if such shares were acquired through the exercise of nonqualified stock option, such shares of Common Stock have been held by Employee for more than one year. Upon receipt of such notice and payment, Wayne shall deliver a certificate or certificates representing the shares with respect to which the Option is so exercised. The certificate or certificates for the shares as to which the Option shall have been so exercised shall be registered in the name of the person or persons so exercising the Option (or, if the Option shall be exercised by the Employee and if the Employee shall so request in the notice exercising the Option, shall be registered in the name of the Employee and his spouse, jointly, with the right of survivorship) and shall be delivered as provided above to, or upon the written order of, the person or persons exercising the Option. In the event the Option shall be exercised by any person or persons after the death of the Employee, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise the Option. All shares that shall be purchased upon the exercise of the Option as provided herein shall be fully paid and non-assessable.

         6. Shares to be Purchased for Investment. Unless Wayne has theretofore notified the Employee that a registration statement covering the shares to be acquired upon the exercise of the Option has become effective under the Securities Act of 1933 and Wayne has not thereafter notified the Employee that such registration statement is no longer effective, it shall be a condition to any exercise of this Option that the shares acquired upon such exercise be acquired for investment and not with a view to distribution, and the person effecting such exercise shall submit to Wayne a certificate of such investment intent, together with such other evidence supporting the same as Wayne may request. Wayne shall be entitled to restrict the transferability of the shares issued upon any such exercise to the extent necessary to avoid a risk of violation of the Securities Act of 1933 or of any rules or regulations promulgated thereunder. Such registrations may, at the option of Wayne, be noted or set forth in full on the share certificates.

         7. Non-Transferability of Option. This Option is not transferable by Employee otherwise than by will or by the laws of descent and distribution, and during the lifetime of the Employee, the Option shall be exercisable only by Employee.

         8. Termination of Employment. If Employee's employment with Wayne and all subsidiary corporations is terminated for any reason other than death or disability, this Option shall be exercisable at any time prior to the earlier of the expiration date set forth in Paragraph 3 or three months after the date of termination, but only to the extent of the accrued right to purchase Common Stock at the date of such termination.

         9. Death. If Employee dies during his employment and prior to the expiration of this Option as set forth in Paragraph 3, this Option may be exercised, but only to the extent of the accrued right to purchase Common Stock at the date of death by Employee's estate, personal representative or beneficiary who acquired the right to exercise the Option by bequest or

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inheritance or by reason of Employee's  death,  at any time prior the earlier of two years following the Employee's death or the expiration date set forth in Paragraph 3.

         10. Disability. If Employee becomes disabled, as defined in the Plan, during his employment and, prior to the expiration date of the Option as set forth in Paragraph 3, Employee's employment is terminated as a consequence of such disability, this Option shall be exercisable by Employee at any time prior to the earlier of one year following the Employee's termination of employment by reason of disability or the expiration date specified in Paragraph 3, but only to the extent of the accrued right to purchase Common Stock at the date of such termination.

         11.      Miscellaneous.

         (a) The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and the Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.
         (b) No change or modification of this Agreement shall be valid unless the same be in writing and signed by the party against whom the said modification is to be enforced.
         (c) This agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

         IN WITNESS WHEREOF, Wayne has caused this Incentive Option Agreement to be duly executed by its officers thereunto duly authorized, and the Employee has hereunto set his hand and seal, all on the day and year first above written.


         ATTEST                              NORWOOD FINANCIAL CORP.
         (Corporate seal)

         _____________________               By:________________________________
         Pauline A. Kovatch                     William W. Davis, Jr.
         Assistant Secretary                    President and CEO


                                                ________________________________
                                                Employee


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                    NORWOOD FINANCIAL CORP. STOCK OPTION PLAN
                      NOTICE OF EXERCISE OF GRANTED OPTIONS

         Pursuant to the Incentive Stock Option Agreement (the "Agreement") entered into on the day of , 199__ between Norwood Financial Corp. (Norwood) and (Employee), notice is hereby given of my election to purchase _________________ shares at per share as granted to me under the Agreement (copy attached). Accompanying this notice is payment of $___________ which represents the full purchase price of the shares covered by this election.

_____ In accordance with Paragraph 5 of the Agreement, I request that the shares be registered in my name.

_____ In accordance with Paragraph 5 of the Agreement, I request that the shares be registered in joint name, with right of survivorship, with my spouse, ________________________.




                                                ________________________________
                                                Employee



                                                ________________________________
                                                Date





Check one of the following:


_____ This exercise represents the total shares granted to me under the above Agreement.

_____ This exercise represents _____ shares of the total share granted to me under the above Agreement. I have _____ shares remaining that I may exercise within the period covered by the Agreement.